                                                                   Exhibit 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer.

   Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.


 ------------------------------------------------------------------------------
                                              Give the
                                              SOCIAL SECURITY
 For this type of account:                    number of--
 ------------------------------------------------------------------------------
  1. An individual's account                  The individual

  2. Two or more individuals (joint           The actual owner of the account
     account)                                 or, if combined funds, any one of
                                              the individuals(1)

  3. Custodian account of a minor             The minor(2)
     (Uniform Gift to Minors Act)

  4. a. The usual revocable savings           The grantor-trustee(l)
        trust account (grantor is also
        trustee)

     b. So-called trust account that          The actual owner(l)
        is not a legal or valid trust
        under State law

  5. Sole proprietorship account              The owner(3)
 ------------------------------------------------------------------------------

        ----------------------------------------------------------------
                                                   Give the EMPLOYER
                                                   IDENTIFICATION
        For this type of account:                  number of--
        ----------------------------------------------------------------
         6. A valid trust, estate, or pension      The legal entity(4)
            trust

         7. Corporate account                      The corporation

         8. Partnership account                    The partnership

         9. Association, club, religious,          The organization
            charitable, educational or other
            tax-exempt organization

        10. A broker or registered nominee         The broker or nominee

        11. Account with the Department of         The public entity
            Agriculture in the name of a
            public entity (such as a State or
            local government, school
            district, or prison) that receives
            agricultural program payments
        ----------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name but, you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under Section 501(a), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the United
    States or a possession of the United States.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An entity registered at all times under the investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under Section 1441.
  . Payments to partnerships not engaged in a trade or business in the United
    States and which have at least one nonresident alien partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a middleman known in the investment community as a nominee or custodian.
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under
    Section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a middleman known in the investment community as a nominee or custodian.
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.